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                                  SAMPLE FORM OF
                                 PROMISSORY NOTE

$X                                                                   DATE,  2001

FOR VALUE RECEIVED, RRUN VENTURES NETWORK, INC., a Nevada corporation ("Maker"), promises to the pay to the order of RAY HAWKINS ("Payee") the sum of U.S.$X (the "Principal Amount"). This Note is non-interest bearing and payable one year from the date hereof. All payments hereunder shall be made to such address as may from time to time be designated by the Payee. The Principal Amount may be prepaid, at any time, in whole or in part, by the Maker without penalty.

Upon Payee's request, Maker shall convert $x, or any portion thereof, of the Principal Amount into common shares of the Maker at the conversion rate of $X per share. This right of conversion may not be requested by the Payee prior to DATE.

In the event Maker does not pay the Principal Amount on a timely basis, Maker shall pay all reasonable attorney fees and costs of collection.

The Maker and all other parties to this Note, whether as endorsers, guarantors or sureties (collectively the "Bound Parties"), agree to remain fully bound until this Note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the Bound Parties.


RRUN  VENTURES  NETWORK,  INC.


_________________________________

By:  ______________________________

      PRESIDENT
Its:  ______________________________